UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 11, 2012

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on August 17, 2012, ATP Oil & Gas Corporation (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) Case No. 12-36187. None of the Company’s subsidiaries are a part of the Bankruptcy Filing.

On October 11, 2012, a hearing was held before the District Court of Tel Aviv-Jaffa (the “District Court”) regarding ATP East Med Number 1 B.V., an indirect wholly owned subsidiary of the Company (“ATP East Med 1”). The hearing concerned an application for a Stay of Proceedings that was filed by two of ATP East Med 1’s creditors, Franks International Inc. and Franks Tubulars International Ltd. (collectively, “Franks”). Set forth below are the material developments from the hearing:

•	The District Court has issued a Stay of Proceeding order which will be in effect until December 19, 2012 (the “Stay of Proceeding Period”).

•

ATP East Med 1’s request to be a joint administrator during the Stay of Proceedings Period, through the appointment of an accountant on its behalf, together with an attorney on behalf of International and Mediterranean Oilfield Services Limited, ATP East Med 1’s largest creditor (“IMOS”), was denied in favor of the appointment of Franks’ attorney, as a joint administrator with IMOS’ attorney (the “Administrators”).

•

ATP East Med 1 no longer has any authority to operate independently. Accordingly, during the Stay of Proceedings Period, the Administrators will serve as ATP East Med 1’s managers, in place of its current management, and will be the sole authority in all of ATP East Med 1’s affairs, including the transaction for the sale of ATP East Med 1’s working interests in properties located in the Mediterranean Sea (the “Working Interests”). The Administrators have indicated that they will act with the assistance of ATP East Med 1’s management.

•	ATP East Med 1’s bank accounts will be transferred to a new bank account that will be controlled by the Administrators.

•	All attachment orders, which were previously issued by the Israeli courts on ATP East Med 1’s assets in Israel, will be annulled.

•	The Administrators will formulate a recovery plan and a creditors’ composition for ATP East Med 1, which will be subject to the approval of ATP East Med 1’s creditors and the District Court.

As previously disclosed on a Form 8-K filed by the Company on September 26, 2012, ATP East Med 1 and Moncrief Oil International Inc. (“Moncrief”) entered into an agreement pursuant to which ATP East Med 1 granted to Moncrief, or an affiliate of Moncrief, an option to purchase all of the Working Interests with the approval of the Bankruptcy Court. The Company expects that the Administrators will, in furtherance of their authority in all of ATP East Med 1’s affairs, consider the previously announced agreement with Moncrief. However, the Administrators may also consider (and indeed have the right to consider) other potential transactions with respect to the Working Interests. As the Company owns 5% working interests in each of the fields in which ATP East Med 1 owns its 35% Working Interests, the Company anticipates coordinating with the Administrators through its bankruptcy proceedings to either jointly complete a transaction with Moncrief or, if necessary, an alternative transaction that maximizes the recovery for such assets for the benefit of both entities.

Additional information regarding the Bankruptcy Filings is available on the internet at www.atpog.com. Filings with the Bankruptcy Court and claims information are available at www.kccllc.net/atpog.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: October 17, 2012	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr. Chief Financial Officer